Exhibit 99.1

Fourteen Hercules Portfolio Companies Have Completed or Announced an IPO or M&A Liquidity Event Year-to-Date 2015

•	Hercules’ Leading Originations Platform Continues to Finance Some of the Most Promising Innovative and Disruptive Venture-Backed Companies in the Market

•	Hercules Congratulates Cerecor Inc. on Its Initial Public Offering (October 2015)

•	Hercules Congratulates nContact, Inc. on Its Completed Acquisition by AtriCure, Inc. (October 2015)

•	Hercules Currently Has Five (5) Portfolio Companies in IPO Registration

PALO ALTO, Calif., October 20, 2015 - Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”), the leading specialty financing provider to innovative venture growth stage companies backed by leading venture capital firms, is pleased to announce the latest liquidity events for two (2) of its portfolio companies: Cerecor Inc. (Nasdaq:CERCU), which recently completed an initial public offering (“IPO”); and nContact, Inc., which was recently acquired.

Cerecor Inc., a clinical-stage biopharmaceutical company working to develop innovative drugs that make a difference in the lives of patients with neurological and psychiatric disorders, raised approximately $26.0 million by offering approximately 4.0 million shares of its common stock at $6.50 per share. Hercules initially committed $8.5 million in venture debt and equity financing to Cerecor in August 2014. Hercules currently holds approximately 119,000 and 22,000 shares, of common stock and warrants, respectively, in Cerecor, post the effect of a 28:1 reverse split in September 2015.

nContact, Inc. (formerly known as nContact Surgical, Inc.), a privately held developer of innovative cardiac ablation solutions for cardiac arrhythmias, was acquired by AtriCure, Inc. (Nasdaq:ATRC), a leading innovator in treatments for atrial fibrillation and left atrial appendage management, for approximately $99.0 million in common stock and cash, subject to closing adjustments. Hercules initially committed $20.0 million in venture debt financing to nContact in November 2014. Hercules currently holds approximately 201,000 shares, of preferred warrants, in nContact, as of June 30, 2015.

As of October 19, 2015, Hercules currently has five (5) additional portfolio companies that have either publicly or confidentially filed Form S-1 Registration Statements with the Securities and Exchange Commission in contemplation of a potential IPO.

•	Gelesis, Inc.

•	Four (4) companies filed confidentially under the JOBS Act

There can be no assurances that these companies will complete their IPOs in a timely manner or at all.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in the technology, biotechnology, life sciences, healthcare, and energy & renewable technology industries. Since inception (December 2003), Hercules has committed more than $5.5 billion to over 325 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Notes due April 2019, 7.00% Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements:

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

650-433-5578 HT-HN

mhara@htgc.com

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